Exhibit 99.1

GENERATION HEMP, INC. ANNOUNCES

APPOINTMENTS OF NEW MANAGEMENT PERSONNEL

DALLAS, TX – April 6, 2021, Generation Hemp, Inc. (OTCQB: GENH), a Dallas-based hemp company, announced today that it has appointed Chad Burkhardt as Vice President and General Counsel and Brada Wilson as Corporate Controller.

Gary C. Evans, Chairman and CEO of Generation Hemp, Inc., said, “I am pleased to announce the appointment of Mr. Chad Burkhardt to the position of Vice President and General Counsel of the Company. Chad’s successful track record of working on legal issues as they pertain to capital markets initiatives, financial reporting requirements with the SEC, as well as his indepth experience of working on numerous mergers, acquisitions and divestitures, will further assist our existing management team in our growth initiatives as we expand our operational footprint in the hemp industry and move toward a NASDAQ or NYSE listing this year.”

“At the same time, it is my pleasure to announce the appointment of Ms. Brada Wilson to the position of Corporate Controller at Generation Hemp. Brada is a known quantity having worked with me for over fifteen years in prior businesses. She has experience in managing complex financial and accounting issues at previous publicly traded companies that I ran and will be most helpful as we navigate the financial landscape and grow, build and acquire new companies within the hemp sector.”

Prior to joining Generation Hemp, Inc., Chad Burkhardt served as Vice President, General Counsel and Corporate Secretary at TransAtlantic Petroleum Ltd., a publicly traded company. Among his responsibilities at TransAtlantic, Burkhardt managed the company’s legal obligations as they pertained to capital markets initiatives and corporate finance transactions. He was also intimately involved in matters related to acquisitions and divestitures, crisis management issues and labor and employment concerns. Prior to working at Transatlantic Petroleum, Burkhardt was a partner at Baker Botts L.L.P., a multi-national law firm based in Houston, Texas. At Baker Botts, Burkhardt was responsible for working with a diverse client base ranging from high-tech companies, to start-ups, to alternative-energy and oil and gas companies. Responsibilities at the firm included, but were not limited to, mergers, acquisitions and dispositions, venture capital financings and corporate finance/securities offerings, including initial public offerings and public and private offerings of equity and debt. In addition, Burkhardt regularly engaged in general business matters, including SEC reporting, general securities compliance, and board and board committee advice. Prior to his work at Baker Botts, Burkhardt served as associate counsel at Thompson & Knight LLP. Burkhardt received his Juris Doctorate from Duke University School of Law and a Bachelor of Arts Degree from Texas A&M University.

Brada Wilson, prior to joining Generation Hemp, Inc., was most recently employed at Exxon in their accounting department. Prior to her work with Exxon, Brada served as the Controller at Energy Hunter Resources, a private E&P company. As Controller, Wilson was responsible for all phases of GAAP Oil & Gas Accounting, including, but not limited to, accounts payable, accounts receivable, analysis of financial statements, forecasting and budgeting. Prior to Energy Hunter, Wilson worked for Magnum Hunter Resources, Inc. a New York Stock Exchange listed E&P company, from 2010 to 2016. As the company’s special projects accountant, Wilson managed the administration of the company’s stock option plan in accordance GAAP accounting, as well as acted as a liaison between the company’s accounting department and the Chief Executive Officer. Additionally, Wilson previously worked as a Controller with CWF Energy and Henry Energy Corp.

About Generation Hemp, Inc.

Generation Hemp, Inc. is a Dallas-based hemp company that operates in the mid-stream sector. With operations in Hopkinsville, Kentucky and Denver, Colorado, the company uses its proprietary technology to dry, clean and store hemp. In addition, Generation Hemp also owns and leases real estate to cannabis companies located within the greater Denver area.

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Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” “proposes,” “should,” “likely” or similar expressions, indicates a forward-looking statement. These statements and all the projections in this press release are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward- looking information. The identification in this press release of factors that may affect the company’s future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive.

Contact

Anthony D. Andora

Generation Hemp, Inc.

Phone: 720-317-8927

Email: Aandora@GenHempinc.com

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